AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 2006
                                                      REGISTRATION NO.  333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                               HEALTHMARKETS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                75-2044750
  (State or other jurisdiction of           (I.R.S. Employer Identification
   incorporation or organization)                       Number)

         9151 BOULEVARD 26
    NORTH RICHLAND HILLS, TEXAS                          76180
  (Address of Principal Executive                     (Zip Code)
              Offices)

               Registrant's Telephone Number, Including Area Code:
                                 (817) 255-5200

      AMENDED AND RESTATED HEALTHMARKETS, INC. AGENTS' TOTAL OWNERSHIP PLAN AMENDED AND RESTATED HEALTHMARKETS, INC. AGENCY MATCHING TOTAL OWNERSHIP PLAN AMENDED AND RESTATED HEALTHMARKETS, INC. AGENTS' CONTRIBUTION TO EQUITY PLAN
   AMENDED AND RESTATED HEALTHMARKETS, INC. MATCHING AGENCY CONTRIBUTION PLAN
                            (Full Title of the Plans)

                               GLENN W. REED, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                               HEALTHMARKETS, INC.
                                9151 BOULEVARD 26
                        NORTH RICHLAND HILLS, TEXAS 76180
                                 (817) 255-5200
            (Name, Address and Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                     PROPOSED
                                      MAXIMUM      PROPOSED
                      AMOUNT TO      OFFERING       MAXIMUM
     TITLE OF            BE            PRICE       AGGREGATE       AMOUNT OF
 SECURITIES TO BE    REGISTERED(1)   PER SHARE     OFFERING      REGISTRATION
    REGISTERED           (2)            (3)          PRICE            FEE
Class A-2 Common
Stock, par value
$.01 per share        5,000,000       $ 37.00    $  185,000,000   $19,795.00
================================================================================
(1) In addition, pursuant to Rule 416(c) promulgated under the Securities Act of 1933, this registration statement also covers an indeterminate amount of additional securities in order to adjust the number of securities registered as a result of a stock split, stock dividend or similar transaction affecting the class A-2 common stock.
(2) 1,944,000 shares to be registered pursuant to Amended and Restated HealthMarkets, Inc. Agents' Total Ownership Plan; 1,389,000 shares to be registered pursuant to Amended and Restated HealthMarkets, Inc. Agency Matching Total Ownership Plan; 833,500 shares to be registered pursuant to Amended and Restated HealthMarkets, Inc. Agents' Contribution to Equity Plan; and 833,500 shares to be registered pursuant to Amended and Restated HealthMarkets, Inc. Matching Agency Contribution Plan.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with 457(h) of the Securities Act of 1933.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

NOTE: This registration statement covers up to 5,000,000 shares of the class A-2 common stock of HealthMarkets, Inc. (the "Company" or the "Registrant"), par value $0.01 per share, to be delivered from time to time in accordance with the terms of the Registrant's stock accumulation Plans (as defined herein) established for the benefit of the independent insurance agents associated with UGA - Association Field Services and Cornerstone America (divisions of the MEGA Life and Health Insurance Company and Mid-West National Life Insurance Company of Tennessee, respectively), the independent field service representatives associated with Performance Driven Awards, Inc. and Success Driven Awards, Inc. (subsidiaries of the Company), and any other independent insurance agents or field service representatives who may become participants in any of the Plans. For purposes of this registration statement, the term "Plans" means the Amended and Restated HealthMarkets, Inc. Agents' Total Ownership Plan, the Amended and Restated HealthMarkets, Inc. Agency Matching Total Ownership Plan, the Amended and Restated HealthMarkets, Inc. Agents' Contribution to Equity Plan, and the Amended and Restated HealthMarkets, Inc. Matching Agency Contribution Plan.

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission (File No. 1-14953) are incorporated by reference herein and shall be deemed to be a part hereof:

      (a)  Annual Report on Form 10-K for the fiscal year ended December 31,
           2005;

      (b) Current Reports on Form 8-K filed on February 17, 2006, March 20, 2006, March 30, 2006, April 5, 2006, April 10, 2006, April 11, 2006,
           and April 17, 2006; and

      (c) The description of the Registrant's class A-2 common stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form 8-A filed on April 5, 2006.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the offered securities shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any subsequently filed document which is incorporated or deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so

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modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The consolidated financial statements and schedules of HealthMarkets, Inc. (formerly UICI) as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The legality of the shares of class A-2 common stock of the Registrant to be issued in connection with the Plans is being passed upon for the Registrant by Glenn W. Reed, Executive Vice President and General Counsel of the Registrant.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the

                                      -2-

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adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of Delaware General Corporation Law Section 145 provide that:

o to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith;

o  the indemnification and advancement of expenses provided for pursuant to
   Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

o the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under
   Section 145.

Article IX of the Company's certificate of incorporation (i) authorizes the indemnification of directors and officers (the "Indemnitees") under specified circumstances to the fullest extent authorized by the Delaware General Corporation Law, (ii) provides for the advancement of expenses to the Indemnitees for defending any proceedings related to the specified circumstances, (iii) gives the Indemnitees the right to bring suit against the Company to enforce the foregoing rights to indemnification and advancement of expenses, and (iv) authorizes the Company to maintain certain policies of insurance to protect itself and any of its directors, officers or employees. The Registrant has an insurance policy covering its directors and officers against certain personal liability, which may include liabilities under the Securities Act of 1933.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.    EXHIBITS.

See the Index to Exhibits, which is incorporated herein by reference.

ITEM 9.    UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

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

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           Provided, however, that paragraphs (a) (i) and (a) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be treated to be the initial bona fide offering thereof.

      (c) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of North Richland Hills, State of Texas, on April 28, 2006.

                          HEALTHMARKETS, INC.


                          By:   /s/ Glenn W. Reed
                            -------------------------------
                          Name:     Glenn W. Reed
                          Title:    Executive Vice President and General Counsel


           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                     TITLE                 DATE


   *
   _______________________
   William J. Gedwed         President, Chief           April 28, 2006
                             Executive Officer and
                             Director



   *
   _______________________
   Mark D. Hauptman          Vice President, Chief      April 28, 2006
                             Financial Officer and
                             Chief Accounting Officer
                             (principal financial
                             officer and principal
                             accounting officer)


   *
   _______________________
   Chinh E. Chu              Director                   April 28, 2006


   *
   _______________________
   Matthew Kabaker           Director                   April 28, 2006

   *
   _______________________
   Adrian M. Jones           Director                   April 28, 2006

         SIGNATURE                     TITLE                 DATE


   *
   _______________________
   Nathaniel Zilkha          Director                   April 28, 2006


   *
   _______________________
   Kamil M. Salame           Director                   April 28, 2006


   *
   _______________________
   Mural R. Josephson        Director                   April 28, 2006


*By:



   /s/ Glenn W. Reed
   -------------------
   Glenn W. Reed
   (Attorney-In-Fact)

                               INDEX TO EXHIBITS

    EXHIBIT                              DESCRIPTION
______________   _______________________________________________________________
      3.1        Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 1 to the Registrant's Registration
                 Statement on Form 8-A filed on April 5, 2006)

      3.2        Certificate of Amendment to Certificate of Incorporation of
                 the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on April 17,
                 2006)

      3.3 By-Laws of the Registrant (incorporated by reference to Exhibit 2 to the Registrant's Registration Statement on Form 8-A filed on April 5, 2006)

      4.1 Specimen stock certificate of class A-2 common stock (incorporated by reference to Exhibit 3 to the Registrant's Registration Statement on Form 8-A filed on April 5, 2006)

      4.2        Amended and Restated HealthMarkets, Inc. Agents' Total
                 Ownership Plan

      4.3 Amended and Restated HealthMarkets, Inc. Agency Matching Total Ownership Plan

      4.4 Amended and Restated HealthMarkets, Inc. Agents' Contribution to Equity Plan

      4.5 Amended and Restated HealthMarkets, Inc. Matching Agency Contribution Plan

      5.1        Opinion of Glenn W. Reed regarding legality of securities

     23.1        Consent of Registered Public Accounting Firm -- KPMG LLP

     23.2        Consent of Glenn W. Reed (included in Exhibit 5.1)

     24.1        Powers of Attorney